SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             LEVITZ FURNITURE, INC.
                (Name of Registrant as Specified in Its Charter)

                             LEVITZ FURNITURE, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date Filed:

                        LEVITZ FURNITURE INCORPORATED
                       6111 BROKEN SOUND PARKWAY, N.W.
                          BOCA RATON, FLORIDA 33487

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 20, 1996

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Levitz Furniture Incorporated, a Delaware corporation (the "Company"), will be held at 9:00 a.m. (local time) on Tuesday, August 20, 1996, at The Deerfield Beach Hilton, 100 Fairway Drive, Deerfield Beach, Florida, for the following purposes:

   1. To elect two Class III Directors of the Company, each to serve for a term of three years;

   2. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal year 1997;

   3. To approve amendments to the Company's Long-Term Incentive Plan to (i) increase the number of shares reserved for issuance thereunder, and
      (ii) limit the number of options or stock appreciation rights that can be granted to any one participant in any one year.

   4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

   Only stockholders of record at the close of business on July 20, 1996 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Deerfield Beach Hilton, 100 Fairway Drive, Deerfield Beach, Florida for at least ten days prior to the meeting, and will also be available for inspection at the meeting.
                                           By Order of the Board of Directors,



                                               Edward P. Zimmer, SECRETARY

Boca Raton, Florida
July 23, 1996


                            YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                        LEVITZ FURNITURE INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 20, 1996

                               PROXY STATEMENT
                               ---------------
This Proxy Statement is being furnished to the stockholders of Levitz Furniture Incorporated, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m. (local time) on Tuesday, August 20, 1996, at The Deerfield Beach Hilton, 100 Fairway Drive, Deerfield Beach, Florida, and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon (i) the election of two Class III Directors, each to serve for a term of three years, (ii) a proposal to ratify the appointment of the Company's independent accountants for fiscal year 1997 and (iii) a proposal to ratify the amendment of the Company's Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder and to limit the number of options or stock appreciation rights that can be granted to any one person in any one year.

   This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about July 23, 1996.


                  VOTING RIGHTS AND SOLICITATION OF PROXIES

   Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on July 20, 1996 (the "Record Date") are entitled to notice of the Annual Meeting. At the close of business on the Record Date, there were 29,620,628 shares of Common Stock outstanding of which 26,046,966 shares were Voting Common Stock and 3,573,662 shares were Non-Voting Common Stock. Only holders of record of the Voting Common Stock are entitled to vote at the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of the shares of Voting Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

   Each stockholder will be entitled to one vote, in person or by proxy, for each share of Voting Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. The election of the Class III Directors will require the affirmative vote of a plurality of the shares of Voting Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. Ratification of the appointment of the Company's independent accountants for the Company's 1997 fiscal year and the amendments to the Long-Term Incentive Plan will require the affirmative vote of a majority of the shares of Voting Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether a proposal submitted to a vote of stockholders has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal, except that (i) abstentions and broker non-votes will not be counted as votes cast in connection with determining the plurality required to elect a director and will have no effect on the outcome of that vote and (ii) broker non-votes will not be counted as votes cast with respect to any proposal as to which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners and will have no effect on the outcome of that vote.

   Shares of Voting Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board of Directors' nominees as Class III Directors, (ii) FOR the ratification of Arthur Andersen LLP as the Company's independent accountants for the Company's 1997 fiscal year and (iii) FOR the ratification of the amendments to the Long-Term Incentive Plan. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at an annual meeting, see "Stockholder Proposals for 1997 Annual Meeting".

   Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

   This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained Georgeson & Co., Inc. to assist in the distribution of proxy solicitation materials at a cost of approximately $3,500 plus handling charges and out-of-pocket expenses.

                                  PROPOSAL 1

                       ELECTION OF CLASS III DIRECTORS

   The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, serving three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of directors as possible. The terms of the two Class III Directors, Michael Bozic and Henry B. Reiling, expire at the Annual Meeting.

   At the Annual Meeting, two Class III Directors are to be elected to serve three-year terms ending in 1999 or until their respective successors are elected and qualified or their earlier death, resignation or removal. Each of the two nominees presently serves as a Class III Director. Each of the nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that either of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS CLASS III DIRECTORS. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXIES SOLICITED BY MANAGEMENT WILL BE VOTED "FOR" SUCH NOMINEES.

   Set forth below is a brief biography of each nominee for election as a Class III Director and of all other members of the Board of Directors who will continue in office.

                 NOMINEES FOR ELECTION AS CLASS III DIRECTORS

                             TERM EXPIRING IN 1999

   Michael Bozic, age 55. Mr. Bozic has been Chief Executive Officer and Chairman of the Board of Directors of the Company and its wholly-owned subsidiary, Levitz Furniture Corporation ("Levitz"), since November 1995. Mr. Bozic was appointed to the Board to fill the vacancy created by the retirement of Robert M. Elliott. Prior to joining the Company Mr. Bozic was Chairman of the Board and Chief Executive Officer of Hills Stores, Inc. from 1991 to 1995. He also held several executive positions with Sears Roebuck & Co., including that of Chief Executive Officer of the Sears Merchandise Group, in a 28 year career with Sears. Mr. Bozic serves as a director of Dean Witter Intercapital, Inc., Eaglemark Financial Services, Inc. (Harley Davidson Credit) and Wierton Steel Corporation.

   Henry B. Reiling, age 58. Mr. Reiling has been a Director of the Company since 1990. Mr. Reiling has been a professor at the Harvard Graduate School of Business Administration since 1976.


                          INCUMBENT CLASS I DIRECTORS

                              TERM EXPIRING IN 1997

   Robert M. Harrell, age 72. Since 1984 Mr. Harrell has been a commercial real estate broker in Orlando, Florida. He has been employed by Andrew McCaw and Associates, Inc. since 1990 and from 1984 to 1989 he was employed by Cushman and Wakefield of Florida, Inc. Mr. Harrell is a former Executive Vice President of Merchandising of Montgomery Ward & Company, Incorporated. Mr. Harrell was appointed to the Board in May 1994.

   Bruce C. Leadbetter, age 57. Mr. Leadbetter has been Chief Executive Officer of Dalfort Aviation, an aviation servicing company since January 1994. Since 1991, he has been Managing Partner of the Security Management Company and, since 1981, has been the President and a director of the Astraea Company, a management consulting firm. He has been a director of the Company since 1985.

                         INCUMBENT CLASS II DIRECTORS

                            TERM EXPIRING IN 1998

   Richard M. Cashin, age 43. Mr. Cashin has been a director of the Company since August 1993 and previously served on the board from 1985 to 1990. Mr. Cashin was appointed President of Citicorp Venture Capital in 1994 and has been a Vice President of Court Square Capital, Ltd. since 1983. Mr. Cashin is also a director of Titan Wheel International, Inc.

   Kenneth D. Moelis, age 37. Mr. Moelis has served on the Company's Board since 1986. He has been a Managing Director of the investment banking firm Donaldson, Lufkin & Jenrette Securities Corporation since 1990.

   Wayne W. Wright, age 80. Mr. Wright has been a director of the Company since 1987. He is a retired Partner and Director of Heidrick and Struggles, Inc., a management consulting and recruiting firm.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

   The Company's Board of Directors held six meetings in fiscal 1996. Each Director attended 75% or more of the total number of Board meetings and meetings of Board committees on which such Director served except Mr. Cashin, who attended 44% of such meetings. The Board of Directors has established standing Audit and Compensation Committees. There is no standing Nominating Committee. The membership and functions of the committees of the Board of Directors are as set forth below:

   AUDIT COMMITTEE: The principal functions of the Audit Committee include recommending independent accountants; conferring with the Company's independent accountants regarding the scope and results of their audit of the Company; reviewing the fees of the Company's independent accountants and other terms of their engagement; and reviewing the adequacy of internal accounting controls and the results of fiscal policies and financial management of the Company. The Audit Committee held three meetings in fiscal 1996. The current members of the Audit Committee are Mr. Reiling (Chairman), Mr. Cashin, Mr. Moelis and Mr. Leadbetter.

   COMPENSATION COMMITTEE: The principal functions of the Compensation Committee are to review and make recommendations regarding the compensation of the executive officers of the Company and to administer the Company's executive long-term incentive plan. The Compensation Committee held four meetings in fiscal 1996. The current members of the Compensation Committee are Mr. Wright (Chairman), Mr. Harrell and Mr. Moelis.

COMPENSATION OF DIRECTORS AND RELATED MATTERS

   Directors who are employees of the Company or Levitz do not receive any compensation for serving on the Board of Directors of either the Company or Levitz. Directors who are not employees of the Company or Levitz receive $15,000 in compensation annually. Audit and Compensation Committee members receive $1,000 for each committee meeting attended and each committee chairman receives an additional $5,000 per year for serving as chairman. In fiscal 1996 Messrs. Moelis, Reiling and Wright each received $10,000 for his service on the Board's Management Succession Committee which was established to identify and evaluate potential candidates to succeed Robert M. Elliott as the Company's Chief Executive Officer.

   Pursuant to the Company's NonEmployee Directors' Stock Option Plan, each director who is not an employee of the Company receives an annual grant of an option to purchase 2,000 shares of the Company's Common Stock. Such directors may also elect to receive options to purchase shares of the Company's Common Stock in lieu of their yearly retainer fee. The exercise price of all options granted pursuant to this plan will be set at the average of the high and low prices of the Common Stock on the New York Stock Exchange on the date of grant. The term of each option is ten years from date of grant. Annual grant options are exercisable as to one-third of the shares subject to the option on each of the first, second and third anniversary of the grant. Elective grant options are exercisable six months after the grant.

   Mr. Moelis is a Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation ("DLJ"), which served in June 1994 as financial consultant to Levitz Furniture Corporation in its acquisition of the John M. Smyth Company. DLJ was also retained in 1995 by the Company to evaluate the Company's strategic alternatives and in 1996 to advise Levitz in connection with the solicitation of a consent and exchange offer concerning Levitz's 12 3/8 % Senior Notes. Mr. Cashin is Vice President of Court Square Capital, Ltd., which owns 16.1% of the Company's Common Stock. Court Square Capital, Ltd. also owns the capital stock of Furniture Comfort Corporation which, in the ordinary course of business, sold $7.6 million of merchandise to Levitz in Fiscal 1996. Mr. Leadbetter was an executive officer of Emnet, Inc., which filed for protection under Chapter 11 of the United States Bankruptcy Code in 1992.

                            EXECUTIVE COMPENSATION

   The following summary compensation table sets forth information regarding the annual and long-term compensation awarded or earned for each of the last three fiscal years to those persons who were, for the fiscal year ended, March 31, 1996, the Chief Executive Officer, the four other most highly compensated executive officers and two former Chief Executive Officers.

                                       ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                    ------------------------          -----------------------------
                                                                                         NUMBER OF
                                                                                       SECURITIES
                                                                        RESTRICTED       UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR      SALARY        BONUS       STOCK AWARDS       OPTIONS     COMPENSATION(1)
- ---------------------------       ------  -----------   -----------   --------------    -----------   ---------------

Michael Bozic                      1996     $262,500     $150,000       $1,562,500(3)     500,000      $   --
 Chairman of the Board             1995        --           --               --             --             --
 and Chief Executive Officer       1994        --           --               --             --             --
 of the Company and Levitz(2)
                                                         $
George H. Bradley                  1996     $225,791        --               --             --         $  53,335
 former Chief Executive            1995      307,744       64,584            --            15,000         56,610
 Officer and President of          1994      293,578      116,064            --             --            54,814
 the Company and Levitz(4)
                                                        $
Robert M. Elliott                  1996     $158,858        --               --             --         $     947
 former Chairman and Chief         1995      590,044      309,300            --             --           164,766
 Executive Officer of the          1994      584,274      515,800            --             --           160,978
 Company and Levitz(5)

Edward F. Gilligan                 1996     $130,781     $200,000         $625,000(7)     200,000      $   --
 President--Merchandise/           1995        --           --               --             --             --
 Marketing of the Company          1994        --           --               --             --             --
 and Levitz(6)
                                                         $              $
Ronald A. Kaplan                   1996     $195,570        --              --            250,000      $107,707
 President--Chief Operating        1995      123,540       31,000           --             10,000         --
 Officer of the Company
 and Levitz(8)                     1994      117,968       20,000           --              --            --
                                                         $              $
Patrick J. Nolan                   1996     $208,710        --              --            30,000       $ 64,420
 Vice President and Chief          1995      192,207       36,087           --            15,000         29,869
 Financial Officer of the          1994      182,611       64,852           --             --            28,861
 Company and Senior Vice
 President--Finance of Levitz
                                                         $              $
Edward P. Zimmer                   1996     $162,447        --              --            30,000       $ 49,168
 Vice President, Secretary         1995      149,445       36,087           --            15,000         27,264
 and General Counsel of the        1994      142,210       64,852           --             --            26,705
 Company and Levitz
- --------------------

(1) In the fiscal year ended March 31, 1993 the Company granted a bonus award to certain members of its management in recognition of past services and the termination of an incentive bonus plan. Additional discretionary amounts relating to that award totalling $386,666 were earned in each of the fiscal years ended March 31, 1996, 1995 and 1994 and are included in this column for Messrs. Kaplan, Nolan and Zimmer in the amounts of $100,000, $56,586 and $44,041, respectively, for the fiscal year ended March 31, 1996. Also included in this column for the fiscal year ended March 31, 1996 are matching contributions paid pursuant to Levitz's Associates' Savings Plan to Messrs. Bradley, Elliott, Kaplan, Nolan and Zimmer in the amounts of $962, $204, $2,184, $1,918 and $1,928, respectively, and the dollar value attributable to life insurance premiums paid to Messrs. Bradley, Kaplan, Nolan and Zimmer in the amounts of $5,706, $5,523, $5,916, and $3,199, respectively.

                                5

(2) Mr. Bozic was named Chairman and Chief Executive Officer effective November 1, 1995.


(3) Pursuant to the terms of his employment agreement with the Company, Mr. Bozic is entitled to receive 500,000 shares of restricted stock as of November 1, 1995. The dollar amount shown is the value of those shares based on the closing price ($3.125) of the Company's Common Stock on the New York Stock Exchange on that date. Based on such closing price ($3.625) at March 31, 1996 such shares had a value of $1,812,500. The restrictions on these shares lapse with respect to 40% of the shares on November 1, 1996, with respect to 30% of the shares on November 1, 1997 and with respect to 30% of the shares on November 1, 1998. Mr. Bozic has the right to receive any dividends paid on these shares.


(4) Mr. Bradley retired on November 1, 1995.

(5) Mr. Elliott retired on July 1, 1995.

(6) Mr. Gilligan was named President--Merchandise/Marketing effective November 28, 1995.


(7) Pursuant to the terms of his employment agreement with the Company, Mr. Gilligan is entitled to receive 200,000 shares of restricted stock as of November 28, 1995. The dollar amount shown is the value of those shares based on the closing price ($3.125) of the Company's Common Stock on the New York Stock Exchange on that date. Based on such closing price ($3.625) at March 31, 1996 such shares had a value of $725,000. The restrictions on these shares lapse with respect to 40% of the shares on November 28, 1996, with respect to 30% of the shares on November 28, 1997 and with respect to 30% of the shares on November 28, 1998. Mr. Gilligan has the right to receive any dividends paid on these shares.


(8) Mr. Kaplan, formerly a Group Vice President of Levitz, was named President--Chief Operating Officer of the Company and Levitz effective July 1, 1995.

OPTION GRANTS IN THE LAST FISCAL YEAR

   The following table sets forth certain information concerning options granted during the Fiscal Year ended March 31, 1996 to the executive officers named in the Summary Compensation Table:

                                              INDIVIDUAL GRANTS
                     -----------------------------------------------------------------
                                         % OF TOTAL
                       NUMBER OF     OPTIONS GRANTED TO
                       SECURITIES     EMPLOYEES IN THE     EXERCISE OR
                       UNDERLYING    FISCAL YEAR ENDED      BASE PRICE     EXPIRATION       GRANT DATE
NAME                   OPTIONS(1)      MARCH 31, 1996      ($'S/SHARE)        DATE         PRESENT VALUE
- -------------------  -------------   -------------------  --------------  -----------     ----------------
Michael Bozic .....     500,000             40.3              3.0625         11/1/05        $915,000(2)
George H. Bradley          --               --                --               --              --
Robert M. Elliott          --               --                --               --              --
Edward F. Gilligan      200,000             16.1               3.250        11/28/05         404,000(3)
Ronald A. Kaplan  .     200,000(4)          16.1              3.0625         11/1/05         366,000(2)
                         50,000              4.0               6.250         7/26/05         161,000(5)
Patrick J. Nolan  .      30,000              2.4               6.250         7/26/05          96,600(5)
Edward P. Zimmer  .      30,000              2.4               6.250         7/26/05          96,600(5)

(1) All options granted have a ten year term. The options granted to Messrs. Bozic and Gilligan and the 200,000 grant to Mr. Kaplan become exercisable as to 40% of the shares underlying the grant after one year and as to 30% of such shares on each of the second and third anniversary of the grant. The remaining options become exercisable as to 25% of the shares underlying the grant after

                                6

    one year and as to 25% of such shares on each of the second, third and fourth anniversary of the grant. Pursuant to the terms of the employment agreements between the Company or Levitz and each of the persons named above, these options may become immediately exercisable upon the occurrence of a change in control of the Company.

(2) These grant date present values are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options include the following: (a) an option exercise price as shown above, the fair market value of the Common Stock on the date of grant, (b) an interest rate of 5.9% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term, (c) volatility of 70%, calculated using daily stock prices for the one-year period prior to the grant date, (d) dividends at the rate of $0.00 per share, representing the expected annualized dividends to be paid with respect to a share of Common Stock, and (e) reductions of approximately 7% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 18% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

(3) This grant date present value is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options include the following: (a) an option exercise price as shown above, the fair market value of the Common Stock on the date of grant, (b) an interest rate of 5.9% that represents the interest rate on a U.S. Treasury Security with a maturity date corresponding to that of the option term, (c) volatility of 75%, calculated using daily stock prices for the one-year period prior to the grant date, (d) dividends at the rate of $0.00 per share, representing the expected annualized dividends to be paid with respect to a share of Common Stock, and (e) reductions of approximately 7% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 18% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

(4) This grant was made subject to stockholder approval. See Proposal 3--Amendment of Long-Term Incentive Plan.

(5) These grant date present values are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options include the following: (a) an option exercise price as shown above, the fair market value of the Common Stock on the date of grant, (b) an interest rate of 6.3% that represents the interest rate on a U.S. Treasury Security with a maturity date corresponding to that of the option term, (c) volatility of 59%, calculated using daily stock prices for the one-year period prior to the grant date, (d) dividends at the rate of $0.00 per share, representing the expected annualized dividends to be paid with respect to a share of Common Stock, and (e) reductions of approximately 10% to reflect the probability of forfeiture due to a termination prior to vesting, and approximately 22% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.


   The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

   None of the officers exercised any options in the fiscal year ended March 31, 1996.

   The following table provides information on the number of options held by the executive officers named in the Summary Compensation Table.

                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                        OPTIONS AT FISCAL YEAR-END             AT FISCAL YEAR-END
                     --------------------------------  -------------------------------
NAME                   EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ----                 --------------- ----------------  -------------   ---------------
Michael Bozic               --           500,000             $0            $281,250
George H. Bradley           --              --               $0            $      0
Robert M. Elliott           --              --               $0            $      0
Edward F. Gilligan          --           200,000             $0            $ 75,000
Ronald A. Kaplan            --           260,000             $0            $112,500
Patrick J. Nolan            --            45,000             $0            $      0
Edward P. Zimmer            --            45,000             $0            $      0

LEVITZ RETIREMENT PLANS

   Certain officers and key employees and former employees (a total of 31 persons) are participants in the Levitz Furniture Corporation Employees Retirement Plan (the "Retirement Plan") and the Levitz Furniture Corporation Supplemental Executive Retirement Plan (the "Supplemental Plan"). After March 31, 1996 no additional benefits will accrue under the Retirement Plan. Retirement and disability benefits pursuant to the Supplemental Plan are equal to 4% of the highest five-year average of salary plus bonus for each year of service to a maximum of 15 years of service. The retirement benefit of a participant who terminates service prior to age 65 is, except under certain circumstances, subject to reduction. Benefits are subject to a dollar-for-dollar reduction for similar benefits paid under the Retirement Plan, pension plans of other employers and Social Security. Retirement and disability benefits under the Supplemental Plan are limited to a 1996 maximum of $437,467 per year, to be increased annually by the average increase in annual salary for Plan participants. The following table shows annual benefits payable (before offsets) under the Supplemental Plan to participants at age 65 in specified years of service and remuneration classes:


                              PENSION PLAN TABLE

                        YEARS OF SERVICE(2)
                 --------------------------------
REMUNERATION(1)      10      15 OR MORE AT AGE 65
- ---------------- ---------   ---------------------
    $200,000      $ 80,000         $120,000
     300,000       120,000          180,000
     400,000       160,000          240,000
     500,000       200,000          300,000
     600,000       240,000          360,000
- ---------------

(1) For the fiscal year ended March 31, 1996, Remuneration equaled the amount listed for each executive officer under "Annual Compensation" in the Summary Compensation Table.

(2) As of March 31, 1996 Messrs. Bozic and Gilligan had less than one year of service and the remaining listed executive officers had more than 15 years of service under the Supplemental Plan.

EMPLOYMENT AGREEMENTS

   The Company has employment agreements with 8 officers, including Messrs. Bozic, Gilligan, Kaplan, Nolan and Zimmer. Each of the agreements is for an initial term of three years and is automatically renewable from year to year unless either party gives certain notice prior to the anniversary date of the agreement. The agreements provide that if an officer is terminated by the Company other than for Cause (as defined in the agreements) or disability or by the officer for Good Reason (as defined in the agreements), the Company must continue to pay such officer's base salary through the term of the employment period and would be required to credit the officer with three years of additional service and age for purposes of the Company's Supplemental Plan. In the event of such termination following a Change in Control (as defined in the agreements), the Company must pay the officer three times (i) his base salary plus (ii) an amount equal to the average bonus awarded such officer over the last three years. Each agreement also contains certain non-competition provisions.

   Mr. Bozic's employment agreement provides for a yearly salary of $650,000 with a guaranteed yearly bonus of $150,000. The agreement also provides for the grant of 500,000 shares of restricted stock and the grant of an option to purchase 500,000 shares of stock, as described above. Mr. Gilligan's employment agreement provides for a yearly salary of $400,000 with a guaranteed yearly bonus of $100,000 and a one-time signing bonus of $100,000. The agreement also provides for the grant of 200,000 shares of restricted stock and the grant of options to purchase 200,000 shares of stock, as described above.

  In the event of termination at their current salary, the current executive officers listed in the Summary Compensation Table would receive the following total compensation pursuant to the above-described employment agreements: Mr. Bozic--$1,950,000, Mr. Gilligan--$1,200,000, Mr. Kaplan--$750,000, Mr.
Nolan--$636,000 and Mr. Zimmer--$495,000. These amounts assume three-year payments of current salaries. In the event of (i) a Change in Control of the Company or Levitz and (ii) termination of that person's employment with the Company or Levitz within two years of the Change in Control, the executive officers listed in the Summary Compensation Table would receive the following total compensation (assuming current salary and bonuses) pursuant to these employment agreements: Mr. Bozic--$2,100,000, Mr. Gilligan--$1,300,000, Mr. Kaplan--$801,000, Mr. Nolan--$737,000 and Mr. Zimmer--$596,000.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS

   The Compensation Committee (the "Committee") is comprised of three independent, non-employee directors who have no "interlocking" relationship as defined by the Securities and Exchange Commission. The Committee's goal is to develop executive compensation policies that are consistent with, and linked to, the Company's strategic business objectives and company values.

   The Committee continues to assess the effectiveness of, and design and administer executive compensation programs that support overall corporate policy. The Committee works with the Vice President--Human Resources on executive compensation issues, and has available to it an outside executive compensation consultant, as well as access to independent compensation data.

KEY ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

   The key elements of Levitz's executive officer compensation program are base salary, annual incentives (bonus), and long-term incentives (stock options). Base salary pays executives for the base job, bonuses reward for favorable annual performance, and stock options provide a link to stockholders' interests and an incentive to think long-term.

   To determine appropriate compensation levels within each component, the Committee considers all elements of the executive compensation program. The Committee administers these programs with a goal of providing "total compensation" that approximates the competitive 50th percentile of the market, as defined below. Actual total compensation levels may be above or below target based on performance levels achieved (e.g., performance under the annual incentive plan, stock price appreciation).

   Competitive market data is provided by an independent compensation consultant. For competitive pay analyses, the Committee chooses comparator companies considering such factors as similar sales volume to Levitz, the same line of business, and/or direct competitors. The Committee believes these criteria provide reasonable pay comparisons, enabling the Company to assure executives that they are being paid fairly, while assuring stockholders that executive pay levels are reasonable.

   The companies chosen for compensation comparisons are not the same companies that comprise the published industry index in the performance graph. The Committee believes that the most direct competitors for executive talent are not necessarily the same companies that would be included in a published industry index for comparing stockholder returns.

BASE SALARIES

   The Committee regularly reviews each executive officer's base salary. Initial base salary criteria includes the executive's job content and level of responsibility, prior experience, job tenure, internal equity issues, and external pay practices. Levitz targets salary levels at the 50th percentile.

   Base salary increases for executives are influenced by a number of factors, including continued satisfactory individual performance and competitive market data. The Committee considers the following factors to be of equal importance when evaluating continued satisfactory individual performance: efforts in promoting Company values; continuing educational and management training; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among co-workers; and other goals.

   Overall, based on these factors, Levitz's executive officers received salary increases in fiscal 1996 at rates commensurate to increases received at other companies. On average, officer salary levels are at or near the 50th percentile of the market.

   CHIEF EXECUTIVE OFFICER: Mr. Bozic was appointed Chief Executive Officer effective November 1, 1995. His salary of $650,000 is higher than the 50th percentile for other chief executive officers. However, the Committee believes Mr. Bozic's salary range is within the competitive range for other chief executive officers in the comparator group, when factors such as prior experience and individual performance are taken into account.

ANNUAL INCENTIVES

   The annual incentive plan (the "Plan") promotes Levitz's pay-for-performance philosophy, in that the Company communicates specific annual corporate performance goals, and then motivates executive officers to achieve those goals. The Plan is structured to foster teamwork among the executive officers and to focus efforts on corporate results that directly impact stockholders.

   Payout opportunities are based on targeted corporate performance as measured by a combination of return on sales (i.e. income from operations expressed as a percentage of sales for the year) and specific key objectives assigned to individual officers. The Plan does allow for some Committee discretion. It is unlikely that the Committee would exercise discretion, except in the case of an extraordinary event (outside of management's control) that affects payout calculations. No award payout was made for fiscal 1996.

   At the beginning of each year, the Company establishes a range of corporate performance levels and a corresponding range of payout opportunities. Officers can earn a percentage of base salary based on the performance level achieved, up to a specified maximum of base salary.

   Targeted bonus opportunities and targeted performance levels are set at market levels. The Company regularly analyzes the historical performance of other retailers to verify that Levitz's target performance levels are set at market. The Committee believes these targeted goals are achievable with the Company's attainment of a significant performance level.

   Actual payouts may fall above or below the targeted percentage of base salary, depending on the level of corporate performance achieved. In years of below-expected performance, a below-target annual incentive will be paid. Corporate performance for fiscal 1996 was below the targeted performance.

   Chief Executive Officer: For fiscal 1996, Mr. Bozic's annual bonus payment was $150,000, all of which was based on the contractual arrangement contained in his employment agreement with the Company.

LONG-TERM INCENTIVES

   Long-term incentives may be provided pursuant to an omnibus long-term incentive plan, authorizing the grant of stock options, stock appreciation rights, restricted stock, and performance units or shares.

STOCK OPTIONS

   During fiscal 1996, the Company made its stock option grants to the executive officers listed in the Summary Compensation Table. The stock options were granted at prices equal to the fair market values of the Company's stock on the grant dates. Accordingly, the options have value to the executives only if the stock price appreciates from the grant date. The Committee believes this design will focus executives on the creation of stockholder value over the long-term, and will encourage equity ownership.

   Stock option grant sizes are based on competitive practice, and are targeted to the 50th percentile of long-term incentive values granted to executives at other companies. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying stock option awards is dependent on stock price and may change from year to year.

   The Committee approved an option award of 200,000 shares to Mr. Kaplan upon his confirmation as President--Chief Operating Officer. This grant is above the 50th percentile of long-term incentive grants to similarly situated executives at other companies. However, the Committee believes that such grant was necessary to retain high quality and experienced management after the retirement of Mr. Elliott and Mr. Bradley.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

   Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. The Company believes that it is not at risk of losing deductions and currently is not affected by the limits on deductibility as a result of the transition rules for privately held companies that go public. In the future, the Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. The Company is asking stockholders to ratify an amendment to the Company's Long-Term Incentive Plan which will limit to 500,000 the number of options or stock appreciation rights that can be granted to any one participant in any one year. That amendment, if ratified, will maintain the deductibility of certain option-related compensation for executive officers.

   NEW EXECUTIVE OFFICERS

   In connection with their employment in November 1995, Messrs. Bozic and Gilligan negotiated compensation packages which are described elsewhere in the Proxy Statement. Such arrangements were negotiated with the Company at arm's-length and, in the Company's judgment, are consistent with the overall compensation goals of the Company. The Company believes that the compensation packages are fair and reasonable considering the management needs of the Company and competition in the industry.

CONCLUSION

   The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet overall strategic business objectives and executive compensation policies.

                                                Wayne W. Wright (Chairman)
                                                Robert M. Harrell
                                                Kenneth D. Moelis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Robert M. Harrell, Kenneth D. Moelis and Wayne W. Wright comprise the Compensation Committee. Mr. Moelis is a Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm which performs services for the Company. See "Compensation of Directors and Related Matters."

                           STOCK PERFORMANCE GRAPH

   The following line graph compares the cumulative total stockholder return on the Company's Common Stock on a semi-annual basis from July 2, 1993, the date of the Company's initial public offering of the Common Stock, through March 31, 1996, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Specialty Retailers Index ("S&P Retail") for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at July 2, 1993 and assume that all dividends were reinvested.

               COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN
                LEVITZ FURNITURE INCORPORATED, S & P 500 INDEX
                             AND S&P RETAIL INDEX

                           TOTAL SHAREHOLDER RETURNS

                                [INSERT GRAPH]

                                                  QUARTER OR PERIOD ENDED
                -------------------------------------------------------------------------------------
                  07/02/93    09/30/93     03/31/94    09/31/94    03/31/95    09/30/95     03/31/96
                ----------- -----------  ----------- ----------- ----------- -----------  -----------
LFI ..........      $100       $129         $110         $ 66        $ 45       $ 45         $ 26
S&P 500 ......       100        104          102          107         118        139          156
S&P Retail  ..       100         99           98          104         100         97          106

                       COMPLIANCE WITH SECTION 16(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with on a timely basis except that a Form 4, Statement of Changes in Beneficial Ownership reporting the sale of shares of the Company's Common Stock, with respect to George H. Bradley, the Company's former Chief Executive Officer, was filed late.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

   As of the July 20, 1996 Record Date, the Common Stock was held of record by 642 stockholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the executive officers named in the Summary Compensation Table above, and by all directors and executive officers as a group, as of the Record Date. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

                                                 NO. OF
                                                SHARES OF
NAME OF BENEFICIAL OWNER                     COMMON STOCK(1)   PERCENT(1)
- ------------------------                   -----------------   ----------
Apollo Investment Fund III;                     5,000,000(2)      14.4
Apollo Overseas Partners, III, L.P.
and Apollo (U.K.) Partners, III, L.P.
Two Manhattanville Road
Purchase, New York, 10577

Michael Bozic                                      10,000(3)        *
6111 Broken Sound Parkway, N.W.
Boca Raton, Florida

George H. Bradley                                 200,000           *
5276 Boca Marina Circle South
Boca Raton, Florida
                                                    --
Edward F. Gilligan                                       (4)       --
6111 Broken Sound Parkway, N.W.
Boca Raton, Florida

Richard M. Cashin                                 176,273(5)        *
399 Park Avenue, 14th Floor
New York, New York

Court Square Capital, Ltd. ("CSC")              4,764,720(6)      16.1
399 Park Avenue, 10th Floor
New York, New York

                                                 NO. OF
                                                SHARES OF
NAME OF BENEFICIAL OWNER                     COMMON STOCK(1)   PERCENT(1)
- ------------------------                     ---------------   ----------
Robert M. Elliott                                 994,590          3.4
1400 South Ocean Blvd.
Boca Raton, Florida

Robert M. Harrell                                   3,418(7)        *
9139 Ridge Pine Trail
Orlando, Florida

Ronald A. Kaplan                                   82,500(8)        *
6111 Broken Sound Parkway, N.W.
Boca Raton, Florida

Bruce C. Leadbetter                               137,113(9)        *
7701 Lemmon Avenue
Dallas, Texas

Kenneth D. Moelis                                  28,001(10)       *
Donaldson, Lufkin & Jenrette
2121 Avenue of the Stars
Los Angeles, California

Patrick J. Nolan                                  269,019(11)       *
6111 Broken Sound Parkway, N.W.
Boca Raton, Florida

Pioneering Management Corporation               2,960,800         10.0
60 State Street
Boston, Massachusetts

Henry B. Reiling                                   55,678(12)       *
Harvard Graduate School of
Business Administration
Morgan 385, Soldiers Field
Boston, Massachusetts

Wayne W. Wright                                     5,501(13)       *
402 West Lonnquist Parkway
Mt. Prospect, Illinois

Edward P. Zimmer                                   78,974(14)       *
6111 Broken Sound Parkway, N.W.
Boca Raton, Florida

All Officers and Directors of the Company
 as a group (11 persons)                          855,127(15)      2.9

All Officers and Directors of Levitz
 as a group (8 persons)                           547,682(16)      1.8
- ------------------
*    Less than 1.0%
(1) Includes Voting Common Stock and Non-Voting Common Stock. The Non-Voting Common Stock is identical to the Voting Common Stock in all respects, except that the Non-Voting Common Stock is non-voting and is convertible into Voting Common Stock. See "Voting Rights and Description of Proxies." On July 20, 1996, there were 26,046,966 shares of Voting Common Stock and 3,573,662 shares of Non-Voting Common Stock outstanding, which were held by 637 and 5 holders of record, respectively.

(2)  Represents warrants to purchase 5,000,000 shares of Common Stock.

(3) Excludes 500,000 shares of restricted stock which Mr. Bozic is entitled to receive pursuant to his employment agreement with the Company.

(4) Excludes 200,000 shares of restricted stock which Mr. Gilligan is entitled to receive pursuant to his employment agreement with the Company.

(5) Includes beneficial ownership of 6,849 shares which may be acquired within 60 days pursuant to stock option grants.

(6) CSC is an indirect wholly-owned subsidiary of Citicorp. Of these shares 3,484,888 are Non-Voting Common Stock.

(7) Includes beneficial ownership of 2,001 shares which may be acquired within 60 days pursuant to stock option grants.

(8) Includes beneficial ownership of 12,500 shares which may be acquired within 60 days pursuant to stock option grants.

(9) Includes beneficial ownership of 6,849 shares which may be acquired within 60 days pursuant to stock option grants. Also includes shares which Mr. Leadbetter may acquire upon exercise of a currently exercisable option granted to him by a stockholder of the Company, and 1,000 shares held by members of Mr. Leadbetter's family. Mr. Leadbetter disclaims beneficial ownership of such shares held by members of his family.

(10) Includes beneficial ownership of 2,001 shares which may be acquired within 60 days pursuant to stock option grants. Also includes 6,000 shares held by members of Mr. Moelis's family. Mr. Moelis disclaims beneficial ownership of such shares.

(11) Includes beneficial ownership of 7,500 shares which may be acquired within 60 days pursuant to stock option grants. Also includes 28,019 shares held by members of Mr. Nolan's family. Mr. Nolan disclaims beneficial ownership of such shares held by members of his family.

(12) Includes beneficial ownership of 6,849 shares which may be acquired within 60 days pursuant to stock option grants. Also includes 3,250 shares held in trust for members of Mr. Reiling's family. Mr. Reiling disclaims beneficial ownership of such shares held by members of his family.

(13) Includes beneficial ownership of 2,001 shares which may be acquired within 60 days pursuant to stock option grants.

(14) Includes beneficial ownership of 7,500 shares which may be acquired within 60 days pursuant to stock option grants.

(15) Includes beneficial ownership of 54,050 shares which may be acquired within 60 days pursuant to stock option grants and excludes an aggregate of 700,000 shares of restricted stock which Messrs. Bozic and Gilligan are entitled to receive pursuant to their employment agreements with the Company and Levitz.

(16) Includes beneficial ownership of 52,500 shares which may be exercised within 60 days pursuant to stock option grants and excludes an aggregate of 700,000 shares of restricted stock which Messrs. Bozic and Gilligan are entitled to receive pursuant to their employment agreements with the Company and Levitz.


                                  PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Subject to stockholder ratification, the Board of Directors has reappointed the firm of Arthur Andersen LLP, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending March 31, 1997. Arthur Andersen LLP has served as the independent auditors of the Company since the beginning of the fiscal year ended March 31, 1991.


   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXIES SOLICITED BY MANAGEMENT WILL BE VOTED "FOR" SUCH RATIFICATION. Ratification will require the affirmative vote of the holders of a majority of the shares of Voting Common Stock present in person or by proxy and entitled to vote at the meeting.

   One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.


                                  PROPOSAL 3

              APPROVAL OF AMENDMENTS TO LONG-TERM INCENTIVE PLAN

AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES

   The Company adopted the long term incentive plan (the "Incentive Plan") in 1993. As of the date of this Proxy Statement all but 51,031 of the 1,481,031 shares of Common Stock previously authorized for issuance under the Incentive Plan remain available for grants of stock options, stock appreciation rights and restricted stock and performance units. Of the stock options granted, none have been exercised, and 63,625 of such unexercised options are vested and immediately exercisable. In addition, stock options for 290,000 shares of Common Stock have been granted by the Committee, subject to stockholder approval, to certain key employees (including officers who are employees) of the Company and certain of its affiliates.

   The Compensation Committee of the Board of Directors adopted, subject to stockholder approval, an amendment to the Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,481,031 shares to 2,881,031 shares. The Board of Directors believes that the proposed amendment to increase the number of shares of Common Stock authorized under the Incentive Plan is necessary to maintain the effectiveness of the Incentive Plan in achieving the Company's objectives of attracting, motivating and retaining officers and employees of the Company, and increasing the identity of interest of such persons with the Company's stockholders.

   The approval of the amendment to the Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,481,031 to 2,981,031 shares will require the approval of the holders of a majority of the outstanding shares of voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXIES SOLICITED BY MANAGEMENT WILL BE VOTED "FOR" SUCH APPROVAL.

AMENDMENT TO LIMIT THE MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED TO ANY INDIVIDUAL

   In order that compensation payable upon exercise of options and stock appreciation rights granted under the Incentive Plan is fully deductible, the Board of Directors adopted, subject to stockholder approval, an amendment to the Incentive Plan limiting the maximum number of shares with respect to which stock options or stock appreciation rights may be granted pursuant to the Incentive Plan to any participant to 500,000 shares in each fiscal year.

   The approval of the amendment to the Incentive Plan to limit the maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted to any participant pursuant to the Incentive Plan will require the approval of the holders of a majority of the outstanding shares of voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT TO THE INCENTIVE PLAN. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXIES SOLICITED BY MANAGEMENT WILL BE VOTED "FOR" SUCH APPROVAL.

DESCRIPTION OF THE INCENTIVE PLAN

   The following summary describes the material terms of the Incentive Plan as it is proposed to be amended and restated. This summary description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan which is on file with the Company's Secretary, 6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487. The complete text of the Amendments is attached hereto as Exhibit A.

   On July 19, 1996, the most recent practical date prior to the printing of this Proxy Statement, the market value of the Common Stock underlying outstanding stock options, based on the closing price per share of Common Stock on the New York Stock Exchange, was $5.00.

   Pursuant to the Incentive Plan officers and key employees of the Company are eligible to receive awards of stock options and stock appreciation rights ("SARs"). Options granted under the Incentive Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"). SARs may be granted simultaneously with the grant of an option.

   The Incentive Plan is administered by a committee (the "Committee"), established by the Company's Board of Directors, the composition of which at all times satisfies the provision of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the provisions of the Incentive Plan, the Committee determines the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Committee also determines the terms, provisions and kind of consideration payable, if any, with respect to awards. In addition, the Committee has sole discretionary authority to interpret the Incentive Plan and to adopt rules and regulations related thereto. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Committee takes into account the contribution to the management, growth and/or profitability of the business of the Company by the respective persons and such other factors as the Committee deems relevant.

   An option may be granted on such terms and conditions as the Committee may approve, and generally may be exercised for a period of up to 10 years from the date of grant. Options are granted with an exercise price at least equal to the "Fair Market Value" (as defined in the Incentive Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to "Insiders" (as defined in the Incentive Plan). The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method in accordance with the terms of the option agreements. The Incentive Plan contains special rules governing the time of exercise in the case of death, disability or other termination of employment and also provides for accleration of the exercisability of options in the event of a "Change in Control" (as defined in the Incentive Plan).

   The Incentive Plan also permits the Committee to grant SARs with respect to all or any portion of the shares of Common Stock covered by options.

   The Incentive Plan permits the Committee to include in any NQSO grant a provision whereby the Company will pay to the grantee an amount that is equal to the savings the Company realized through tax deductions related to the option exercise.

   The Incentive Plan permits the Committee to grant SARs in tandem with or independent of options. SARs which are freestanding are granted at a price no less than the Fair Market Value (as defined in the Incentive Plan) on the date of grant. Otherwise, SAR grant prices equal the exercise price of the related option. SARs have an exercise period of up to 10 years from the date of grant. SARs granted in tandem with options are exercisable upon the surrender of the related option and only if the related option is then exercisable. Freestanding SARs are exercisable upon the terms and conditions imposed by the Committee. Payment will be made in cash, or shares of common stock, at the Committee's discretion, in an amount equal to the difference between the Fair Market Value on the date of exercise over the grant price for each share with respect to the SAR exercise.

   The Incentive Plan also provides for the grant of Restricted Stock and Performance Units/Shares (as defined in the Incentive Plan) on terms and conditions and subject to performance goals as determined by the Committee. The Committee may also attach Limited Stock Application Rights ("LSARs") to any option or SAR. LSARs have a term equal to that of the related option or SAR and are exercisable upon a Change In Control (as defined in the Incentive
Plan). Upon exercise of an LSAR the grantee is entitled to a payment, in lieu of payment pursuant to the related option or SAR, in an amount equal to the excess of the greater of (i) the highest price per share paid or offered in a Change in Control transaction or (ii) the highest Fair Market Value per share during the 60 days preceding the Change in Control over the grant price of the related SAR or the option price of the related option.

   The Company's Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Incentive Plan; provided however, that, unless approved by the holders of a majority of the issued and outstanding securities of the Company entitled to vote, to the extent required by the Exchange Act, no such change may (i) materially increase the aggregate number of shares as to which options may be granted under the Incentive Plan (except for adjustments provided for in the Incentive Plan to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares), (ii) materially increase the benefits accruing to optionees, or (iii) materially modify the requirements as to eligibility for participation in the Incentive Plan. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                      OF AWARDS UNDER THE INCENTIVE PLAN

   INCENTIVE STOCK OPTIONS. A holder of an incentve stock option will generally realize taxable income only upon disposition of shares acquired upon exercise of the incentive stock option rather than upon the grant or timely exercise of the option. Tax consequences of an untimely exercise of an incentive stock option are determined in accordance with the rules applicable to nonqualified stock options. The amount by which the fair market value of the Comon Stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the option holder's "alternative minimum taxable income."

   NONQUALIFIED STOCK OPTIONS. A holder of a nonqualified stock option generally will not be subject to tax at the time of the grant of the option. Rather, upon exercise of a nonqualified stock option, the optionee generally will include in ordinary income the excess, if any, of the fair market value of the Common Stock purchased over the exercise price. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

   STOCK APPRECIATION RIGHTS. The grant of stock appreciation rights has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the amount received is generally taxable as ordinary income, and the Company is entitled to a corresponding deduction.

   RESTRICTED STOCK. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the code) the holder will recognize ordinary income in an amount equal to the fair market value of such shares. A holder may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

   RESTRICTED STOCK UNITS. The grant of Restricted Stock Units has no federal income tax consequences at the time of grant. Upon the receipt of payment, the amount received is generally taxable as ordinary income, and the Company is entitled to a corresponding deduction.

   The foregoing constitutes a brief summary of the principal federal income tax consequences of the transactions based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

                STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

   In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than March 25, 1997 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

   Section 8 of Article II of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to make such nomination before the meeting. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting. Provided, however, that in the event less than seventy days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, residence and business address, occupation, and class and number of shares of Common Stock owned beneficially or of record by the proposed nominee and the name, record address and class and number of shares of Common Stock beneficially owned by such stockholder as well as a description of any arrangements between such stockholder and the proposed nominee pursuant to which the nominations are to be made. In addition, such notice must contain any other information related to the proposed nominee or such stockholder that would be required to be disclosed in a proxy statement. The notice must also contain a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

   In addition, Section 9 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting. Provided, however, that in the event less than seventy days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including the name and record address of such stockholder, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of Common Stock beneficially or of record owned by such stockholder, any material interest of such stockholder in the business so proposed, a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                            ADDITIONAL INFORMATION

   Copies of the Company's 1996 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to the Secretary, Levitz Furniture Incorporated, 6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487.

                                        LEVITZ FURNITURE INCORPORATED

Boca Raton, Florida
July 23, 1996

                                                                     EXHIBIT A

                                 AMENDMENT TO
                        LEVITZ FURNITURE INCORPORATED
                      EXECUTIVE LONG-TERM INCENTIVE PLAN

   The Levitz Furniture Incorporated Executive Long-Term Incentive Plan (the "Plan"), which became effective as of April 1, 1993, is hereby amended as set forth below, subject to the approval of the Company's stockholders, effective as of April 1, 1996.

   1. Article 4 of the Plan is amended by restating the first sentence of
Section 4.1 thereof to read as follows:

      4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan, as of April 1, 1996, shall be 2,881,031.

   2. Article 6 of the Plan is amended by restating the second sentence of
Section 6.1 thereof to read as follows:

      The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant; PROVIDED, HOWEVER, that, as of April 1, 1996, the number of Shares with respect to which Options may be granted pursuant to the Plan to any Participant in any fiscal year may not exceed 500,000.

   3. Article 7 of the Plan is amended by restating the first sentence of
Section 7.1 thereof to read as follows:

      7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee; PROVIDED, HOWEVER, that, as of April 1, 1996, the number of Shares with respect to which SARs may be granted pursuant to the Plan to any Participant in any fiscal year may not exceed 500,000.

   Except as set forth above, the Plan is hereby ratified and confirmed in all respects.

                        LEVITZ FURNITURE INCORPORATED
              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 20, 1996

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder(s) of Levitz Furniture Incorporated (the "Company"), do(es) hereby appoint Messrs. Michael Bozic and Edward P. Zimmer, and each of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, $.01 par value, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Deerfield Beach Hilton, 100 Fairway Drive, Deerfield Beach, Florida on August 20, 1996 at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated July 23, 1996, the Proxy Statement accompanying the Notice, and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

   Said proxies are directed to vote as indicated on the following proposals:

1. ELECTION OF CLASS III DIRECTORS:
   NOMINEES: MICHAEL BOZIC AND HENRY B. REILING
   [ ] FOR all nominees listed above.
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
   [ ] FOR all nominees listed above except that authority is withheld to vote for any nominee whose name is written on the line immediately below:

- -------------------------------------------------------------------------------
2. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
   INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 1997.

                       [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. TO APPROVE AMENDMENTS TO THE COMPANY'S LONG-TERM INCENTIVE PLAN.

                       [ ] FOR [ ] AGAINST [ ] ABSTAIN

               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

4. OTHER MATTERS:
   To vote with discretionary authority upon any other matters which may properly come before the meeeting or any adjournment thereof.

   Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE, FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS DESCRIBED IN ITEM 2 ABOVE, AND FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S LONG-TERM INCENTIVE PLAN AS DESCRIBED IN ITEM 3 ABOVE.

   PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE. IN ADDITION, PLEASE CHECK THE BOX BELOW IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON.

[ ] I AM PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON.

                                      Dated:___________________________, 1996
                                      _______________________________________
                                      _______________________________________
                                      _______________________________________
                                          Signature(s) of Stockholder(s)

                                      Note: Signature(s) should agree with the name(s) on the stock certificates. Executors, administrators, trustees, guardians, etc. should so indicate when signing.